CRIIMI MAE INC.
                                 AND
                  STATE STREET BANK AND TRUST COMPANY
                              as Trustee

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                       FIRST SUPPLEMENTAL INDENTURE

                      Dated as of November 21, 1997


            -----------------------------------------------

            Supplement to Indenture dated as of November 21, 1997





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                     FIRST SUPPLEMENTAL INDENTURE

       FIRST SUPPLEMENTAL INDENTURE, dated as of November 21, 1997, between CRIIMI MAE INC., a Maryland corporation (hereinafter called the "Company"), having its principal office at 11200 Rockville Pike, Rockville, Maryland 20852, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (hereafter called the "Trustee"), having a Corporate Trust Office at Two International Place, Financial Services, Corporate Trust Department, Boston, Massachusetts 02110, as Trustee under the Indenture (as hereinafter defined).

                                  RECITALS

       WHEREAS, the Company and the Trustee have as of November 21, 1997 entered into an Indenture, (hereinafter called the "Indenture") providing for the issuance by the Company from time to time of its senior debt securities evidencing its unsecured and unsubordinated indebtedness (the "Securities") (all capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Indenture);

       WHEREAS, no Securities have been issued under the Indenture;

       WHEREAS, the Company desires to issue one series of senior debt securities under the Indenture, the "Notes" (as defined below), and has duly authorized the creation of the Notes and the execution and delivery of this First Supplemental Indenture to modify the Indenture and provide certain additional provisions as hereinafter described;

       WHEREAS, in accordance with Section 901(g) of the Indenture, the Company and the Trustee are authorized and permitted to amend and supplement the Indenture as set forth herein, without the consent of any Holder, and all requirements set forth in Article Nine to make this First Supplemental Indenture effective have been satisfied; and

       WHEREAS, the Company and the Trustee deem it advisable to enter into this First Supplemental Indenture for the purposes of establishing the terms of the Notes and providing for the rights, obligations and duties of the Trustee with respect to the Notes;

       NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

       For and in consideration of the mutual premises and agreements herein contained, the Company and the Trustee covenant and agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

                              ARTICLE ONE

                          CREATION OF THE NOTES

       SECTION 1.01. DESIGNATION OF SERIES. Pursuant to the terms hereof and Sections 201 and 301 of the Indenture, the Company hereby creates a series of its Notes known as the "9 1/8 percent Notes due 2002," which Notes shall be deemed "Securities" for all purposes under the Indenture.

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       SECTION 1.02.  FORM OF NOTES.  The definitive form of the Notes shall be substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The Notes shall bear interest, be payable and have such other terms as are stated in the form of definitive Note or in the Indenture, as supplemented by this First Supplemental Indenture.

       SECTION 1.03. LIMIT ON AMOUNT OF SERIES. The Notes shall not exceed $100,000,000 in aggregate principal amount, and may, upon the execution and delivery of this First Supplemental Indenture or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chairman of the Board, President or a Vice President and by its Chief Financial Officer, Treasurer or an Assistant Treasurer or its Secretary or an Assistant Secretary, without further action by the Company.

       SECTION 1.04. CERTIFICATE OF AUTHENTICATION. The Trustee's certificate of authentication to be borne on the Notes shall be substantially as provided in the Indenture.
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                                 ARTICLE TWO

                 APPOINTMENT OF THE TRUSTEE FOR THE NOTES

       SECTION 2.01. APPOINTMENT OF TRUSTEE. Pusuant and subject to the Indenture, the Company and the Trustee hereby constitute the Trustee as trustee to act on behalf of the Holders of the Notes, and as the principal Paying Agent and Security Registrar for the Notes, effective upon execution and delivery of this First Supplemental Indenture. By execution, acknowledgment and delivery of this First Supplemental Indenture, the Trustee hereby accepts appointment as trustee, Paying Agent and Security Registrar with respect to the Notes, and agrees to perform such trusts upon the terms and conditions in the Indenture and in this First Supplemental Indenture set forth.

       SECTION 2.02. RIGHTS, POWERS, DUTIES AND OBLIGATIONS OF THE TRUSTEE. Any rights, powers, duties and obligations by any provisions of the Indenture conferred or imposed upon the Trustee shall, insofar as permitted by law, be conferred or imposed upon and exercised or performed by the Trustee with respect to the Notes.

                                ARTICLE THREE
                                 DEFINITIONS

      So long as any of the Notes are Outstanding, the following definitions shall be applicable to the Notes, be included as defined as terms for all purposes under the Indenture with respect to the Notes and, to the extent inconsistent with the definition of such term contained in Section 101 of the Indenture, shall replace such definition for purposes of the Notes:"Acquired Debt" means Debt of a Person (a) existing at the time such Person becomes a Restricted Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case other than Debt incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

       "Adjusted Consolidated Net Income" means Consolidated Net Income, adjusted by excluding, without duplication, (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto);
  (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business; (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any Restricted Subsidiary in cash dividends or distributions during such period;
  (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (e) the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of
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  terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its stockholders.

       "Adjusted Debt to Capital Ratio" means the ratio of (a) total Debt of the Company and its Restricted Subsidiaries on a consolidated basis less (i) Match Funded Debt and (ii) nonrecourse Debt of any Restricted Subsidiary that is not consolidated with the Company on its financial statements in accordance with GAAP to (b) Consolidated Net Worth.

       "Adjusted Earnings Available for Fixed Charges" is defined as the sum of
  (1) Adjusted Consolidated Net Income; plus (2) Consolidated Interest Expense, adjusted by excluding Match Funded Fixed Charges, plus (3) Consolidated Income Tax Expense, plus (4) Consolidated Noncash Items.

       "Adjusted Fixed Charges" means the amount which is expensed in any period for Consolidated Interest Expense of the Company and its Restricted Subsidiaries, Preferred Stock dividends of the Company (other than dividends paid in shares of Qualified Capital Stock) declared and paid or payable during such period and accrued Redeemable Capital Stock dividends of the Company and its Restricted Subsidiaries for such period, whether or not declared or paid, adjusted by subtracting Match Funded Fixed Charges.

       "Affiliate" means, with respect to any specified Person (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 10 percent or more of such specified Person's Capital Stock or any executive officer or director of any such specified Person or other Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

       "Average Life" means, as of the date of determination with respect to any Debt, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Debt multiplied by (ii) the amount of each such principal payment, by (b) the sum of all such principal payments.

       "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity, including any Preferred Stock, and any rights (other than debt securities convertible into or exchangeable or exercisable for such equity), warrants or options exchangeable or exercisable for or convertible into such equity, whether now outstanding or issued after the Issue Date.

       "Cash Equivalents'' means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the
    United States Government or any agency thereof; (b) certificates of deposit,
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  bankers acceptances and Eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000;
  (c) commercial paper of a domestic issuer rated at least A-l by S&P or P-l by Moody's; (d) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody's; or (e) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (d) of this definition.

       "Change of Control" means the occurrence of any of the following events:
  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act of 1934, as amended (the "Exchange Act")), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40 percent of the total outstanding Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction (i) where the outstanding Voting Stock of the Company is not converted or exchanged at all (except to the extent necessary to reflect a change in the jurisdiction of incorporation of the Company) or is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation and/or (B) cash, securities and other property (other than Capital Stock of the entity surviving such transaction) in an amount that could be paid by the Company as a Restricted Payment as described in Section 5.01 hereof (as such amount shall be treated as a Restricted Payment subject to the provisions of the Notes as described in Section 5.01 hereof and (ii) where
  immediately after such transaction, no   person'' or "group" (as such terms
  are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 40 percent or more of the total outstanding Voting Stock of the surviving or transferee corporation;
  (c) Continuing Directors shall at any time cease to constitute a majority of the Board of Directors of the Company; or (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Article Seven.

         "CMBS'' means collateralized mortgage backed securities.
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       "Consolidated Income Tax Expense'' for any period means the provision for federal, state, local and foreign income taxes of the Company and all Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

       "Consolidated Interest Expense" means, for any period, and without duplication, all interest (including the interest component of rentals on leases reflected in accordance with GAAP as capitalized leases on the consolidated balance sheet of the Company and its Restricted Subsidiaries, letter of credit fees, Interest Rate Agreement fees, commitment fees and other like financial charges) and all amortization of debt discount on all Debt (including, without limitation, payment in kind, zero coupon and other securities) of the Company and its Restricted Subsidiaries, determined in accordance with GAAP less interest expense attributable to nonrecourse Debt of any Restricted Subsidiary that is not consolidated with the Company on its financial statements in accordance with GAAP; provided that (x) the Consolidated Interest Expense attributable to interest on any Debt computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of the Company, a fixed or floating rate of interest, shall be computed by applying at the option of the Company, either the fixed or floating rate, and (y) in making such computation, the Consolidated Interest Expense attributable to interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period.

       "Consolidated Net Income'' for any period means the amount of net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

      "Consolidated Net Worth" means, at any date of determination, the consolidated stockholders' equity (excluding Redeemable Capital Stock or treasury stock) of the Company and any Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

       "Consolidated Noncash Items" means, for any period, the aggregate depreciation, amortization and other noncash items (including noncash interest expense) of the Company and any Restricted Subsidiary reducing or increasing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP (excluding any such noncash charge if and to the extent that the Company has made or shall, under GAAP, be required to be made an accrual of or reserve for cash charges for any future period).

       "Continuing Directors'' shall mean, collectively, (i) all members of the Board of Directors of the Company on the Issue Date and (ii) all members of the Board of Directors of the Company who assume office after the Issue Date and whose nomination for election by the Company's shareholders was approved by a majority of the directors then in office whose nomination for election was previously so approved.
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       "Debt" of any Person means, without duplication, any indebtedness of such
  Person, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by such Person, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services except any such balance that constitutes an accrued expense or trade payable, (iv) all obligations under or in respect of Interest Rate Agreements, (v) all Debt referred to in the preceding clauses, of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holders of such Debt have an existing right, contingent or otherwise, to be secured by) any Lien upon or with respect to property owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset (as determined in good faith by the Company's Board of Directors whose determination shall be conclusive) or the amount of the obligation so secured), (vi) any lease of property by such Person as lessee which is reflected in such Person's consolidated balance sheet as a capitalized lease in accordance with GAAP, (vii) all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends (for purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Debt shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock), (viii) all guarantees by such Person of Debt referred to in this definition of any other Person or (ix) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any Debt of the types referred to in clauses (i) through (viii) above, (it being understood that "Debt" shall be deemed to be incurred by the Company and its Restricted Subsidiaries on a consolidated basis whenever the Company and its Restricted Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof; Debt of a Restricted Subsidiary of the Company existing prior to the time it became a Restricted Subsidiary of the Company shall be deemed to be incurred upon such Restricted Subsidiary's becoming a Restricted Subsidiary of the Company; and Debt of a person existing prior to a merger or consolidation of such person with the Company or any Restricted Subsidiary of the Company in which such person is the successor to the Company or such Restricted Subsidiary shall be deemed to be incurred upon the consummation of such merger or consolidation); provided, however that the term Debt shall not include any such indebtedness that has been the subject of an "in substance" defeasance in accordance with GAAP.

       "DTC" means The Depository Trust Company.
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       "Global Note" means a Note in book-entry form registered in the name of
  DTC or its nominee or in the name of any successor depositary for the Notes or any nominee of such successor.

       "Government Insured Mortgage Assets" means interests in mortgages that are insured or guaranteed by the U.S. Government or its agencies and are secured by multifamily housing complexes located throughout the United States.

       "Interest Rate Agreements" means interest rate protection agreements in the form of a swap, cap, collar, floor, rate lock, or similar agreement designed to protect against or manage exposure to fluctuations in interest rates relating to any floating rate Debt of the Company or its Subsidiaries.

       "Investment" means, with respect to any Person, any direct or indirect advance, loan or other extension of credit or capital contribution to (by means of a transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Debt issued or owned by, any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP. For purposes of the definition of "Unrestricted Subsidiary" and Article Six hereof,
  (i) "Investment" shall include the fair market value of the assets (net of liabilities) of any Restricted Subsidiary of the Company at the time that such Restricted Subsidiary of the Company is designated an Unrestricted Subsidiary and shall exclude the fair market value of the assets (net of liabilities) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary of the Company and (ii) any property transferred to or from any Person shall be valued at its fair market value at the time of such transfer, in each case as determined by the Board of Directors of the Company in good faith.

       "Issue Date" means the date the Notes are first authenticated and delivered under the Indenture.

       "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property owned on the Issue Date or thereafter assigned.

       "Make-Whole Amount" means, in connection with any optional redemption of any Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date notice of such redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, to the date of redemption, over (ii) the aggregate principal amount of the Notes being redeemed.
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       "Match Funded Debt" means Debt of a special purpose, bankruptcy remote
  Restricted Subsidiary as to which no recourse exists either to the Company or any other Restricted Subsidiary, on which (i) the principal amortization and maturity of such Debt are based upon the aggregate principal amortization and maturity of a like or greater amount of the funded assets, and (ii) the interest rate of such Debt is at a fixed rate; provided, however, that the interest rate of such Debt may be at a floating rate if (x) the funded assets include adjustable rate assets or (y) the funded assets have been effectively swapped under an Interest Rate Agreement.

       "Match Funded Fixed Charges" means interest expenses relating to any Match Funded Debt.

       "Moody's" means Moody's Investors Service, Inc. and its successors.

       "Mortgage" means a mortgage or deed of trust on real property which has been improved by a completed single or multifamily dwelling unit or commercial real estate property.

       "Mortgage Loan" means a Mortgage Note and the related Mortgage.

       "Mortgage Note" means a promissory note which has a term not exceeding 30 years evidencing a loan or advance which is secured by a Mortgage.

       "Mortgage Warehouse Debt" means Debt of any Person under any warehouse line of credit, mortgage loan repurchase agreement or similar facility or under any commercial paper program (a) that is incurred for the purpose of funding the origination or purchase of Mortgage Loans or Mortgage Notes that are intended to be sold to investors or securitized, (b) that in the case of any warehouse line of credit or similar facility is, or, in the case of any commercial paper program, the letters of credit or revolving credit facility providing credit enhancement or liquidity backup for such commercial paper program are, secured by Mortgage Loans, Mortgage Notes, CMBS or any combination thereof owned by such Person[, and] (c) the outstanding amount of which shall not exceed 100 percent of the principal amount of the Mortgage Loans, Mortgage Notes or CMBS securing such Debt.

       "Net Cash Proceeds'' means, with respect to any issuance or sale of Capital Stock, or debt securities that have been converted into or exchanged for Capital Stock, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents, net of attorney's fees, accountant's fees and brokerage, consulting, underwriting and other fees and expenses, actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

       "Paying Agent'' means any Person authorized by the Company to make payments of principal, premium or interest with respect to the Notes on behalf of the Company.
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       "Permitted Holders" means William B. Dockser and H. William Willoughby and trusts controlled by either of them, CRI, Inc. and its successors, and Affiliates of each of the foregoing.

       "Permitted Indebtedness'' means:

       (a)    Debt of the Company pursuant to the Notes;
       (b) Debt of the Company or any Restricted Subsidiary outstanding on the date of the Indenture and listed on a schedule thereto, other than any Debt described in any other paragraph of this definition;
       (c) Debt of the Company owing to any Wholly Owned Restricted Subsidiary; provided that any Debt of the Company owing to any such Restricted Subsidiary is made pursuant to an intercompany note and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, upon acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided further, that any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to another Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Debt by the Company not permitted by this clause (c);
       (d) Debt of a Wholly Owned Restricted Subsidiary owing to the Company or to another Wholly Owned Restricted Subsidiary of the Company; provided that any such Debt is made pursuant to an unsubordinated intercompany note; provided, further, that (i) any disposition, pledge or transfer of any such Debt to a Person (other than a disposition, pledge or transfer to the Company or another Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Debt by such Wholly Owned Restricted Subsidiary not permitted by this clause (d) and (ii) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which is owed Debt by any other Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be an incurrence of such Debt not permitted by this clause (d);
       (e) repurchase agreements (including "gestation" repurchase transactions) entered into in the ordinary course of the mortgage banking business; provided that the aggregate payment obligations under all such repurchase agreements at any time outstanding shall not exceed 70 percent of the amount equal to (i) the aggregate amortized
              cost of all Mortgage Loans, Government Insured Mortgage Assets and CMBS owned by the Company and its Restricted Subsidiaries less
              (ii) the principal amount of Match Funded Debt;
       (f) the endorsement of negotiable instruments by the Company or any Restricted Subsidiary for deposit or collection or similar transactions in the ordinary course of business;
       (g) unsecured Debt of the Company under one or more bank credit agreements in an amount outstanding at any one time of up to $75 million;
       (h) Debt under Interest Rate Agreements, provided that such agreements relate to Debt permitted pursuant to Section 5.02 hereof and provided that such agreements have a notional amount no greater than the payments due with respect to the Debt being hedged
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              thereby and such agreements are not for purposes of speculation;
       (i)    Match Funded Debt;
       (j) Debt incurred by the Company in an amount not to exceed $25 million pursuant to a secured facility for the purpose of financing the purchase of real property or Mortgage Loans;
       (k) Servicing Secured Indebtedness in an amount not to exceed $50 million at any time outstanding;
       (l)    Mortgage Warehouse Debt;
       (m) Debt of the Company or any Restricted Subsidiary not otherwise permitted to be incurred pursuant to clauses (a) through (1) above which, together with any other outstanding Debt incurred pursuant to this clause (m) has an aggregate principal amount not in excess of $10 million at any time outstanding; and
       (n) any renewals, extensions, substitutions, refinancings or replacements (each, for purpose of this clause, a "refinancing") of any Debt described in clauses (a) and (b) of this definition, including any successive refinancings, so long as (i) any such new Debt shall be in a principal amount that does not exceed the principal amount (or, if such Debt being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt refinanced or the amount of any premium actually paid at such time to refinance the Debt as determined by the Company in good faith, plus, in either case, the amount of reasonable expenses incurred in connection with such refinancing, (ii) (A) if such new Debt has an Average Life to Stated Maturity shorter than that of the Notes or a final Stated Maturity earlier than the final Stated Maturity of the Notes, such new Debt shall have an Average Life no shorter than the remaining Average Life of the Debt so refinanced and a final Stated Maturity no earlier than the final Stated Maturity of the Debt so renewed, extended, substituted, refinanced or replaced or
             (B) in all other cases, the Stated Maturity of principal (or any required repurchase, redemption or sinking fund payments) of such new Debt shall be on or after the final Stated Maturity or principal of the Notes; and (iii) in the case of any refinancing of Subordinated Debt, such new Debt is made subordinate to the Notes at least to the same extent as the Debt being refinanced, provided that Debt of the Company may not be refinanced by Debt of any Subsidiary of the Company pursuant to this clause (n).

       "Permitted Investments" means any of the following:

       (a)     Investments in Cash Equivalents;
       (b) Investments in the Company or any Wholly Owned Restricted Subsidiary engaged in the commercial mortgage business;
       (c) intercompany Indebtedness to the extent permitted under clauses (c) and (d) of the definition of Permitted Indebtedness;
       (d) negotiable instruments held for deposit or collection in the ordinary course of business, except to the extent that they would constitute Investments in Affiliates;

       (e) Investments in stock, obligations or securities received in settlement of debts owing to the Company or a Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien, in each case in the ordinary course of business;
       (f) travel, moving and other advances made to officers, employees and consultants in the ordinary course of business;
       (g) Investments by the Company or any Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Wholly Owned Restricted Subsidiary or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary;
       (h) Investments in any special purpose, bankruptcy remote Restricted Subsidiary formed to incur Match Funded Debt pursuant to clause (i) of the definition of "Permitted Indebtedness";
       (i) Investments in Mortgage Loans, CMBS, interest only strips, Government Insured Mortgage Assets, mortgage servicing rights and Interest Rate Agreements, including short-term Investments in escrow accounts established in connection with the origination of Mortgage Loans intended for securitization, in each case made in the ordinary course of business;
       (j) so long as the Company could incur at least $1.00 of Debt (other than Permitted Indebtedness) pursuant to Section 5.02 hereof, Investments in an amount not to exceed $40 million at any time outstanding in any Person engaged in the commercial mortgage business as long as the Company would own a majority of the Voting Stock and a majority of the value of economic interests in such Person; and
       (k) so long as the Company could incur at least $1.00 of Debt (other than Permitted Indebtedness) pursuant to Section 5.02 hereof, Investments in an amount not to exceed $10 million at any time outstanding in any Person engaged in the real estate business as long as the Company would own a majority of the Voting Stock and a majority of the value of the economic interests in such Person.

        "Person" means any individual, corporation, partnership, business trust, joint venture, association, joint stock company, trust, unincorporated organization, real estate investment trust, limited liability company or other entity, or government or any agency or political subdivision thereof.

       "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding, or issued after the Issue Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

       "Qualified Capital Stock" means any and all Capital Stock of such Person other than Redeemable Capital Stock.

       "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity.

       "Reinvestment Rate" means 0.375 percent plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used. If the format or content of the Statistical Release changes in a manner that precludes determination of the Treasury yield in the above manner, then the Treasury yield shall be determined in the manner that most closely approximates the above manner, as reasonably determined by the Company.

       "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated as an "Unrestricted Subsidiary." On the Issue Date, all Subsidiaries of the Company will be Restricted Subsidiaries.

       "S&P" means Standard and Poor's Rating Services, a division of the McGraw-Hill Companies and its successors.

       "Servicing Rights" means, at any date of determination, the mortgage loan servicing rights and related receivables owned by the Company and its Restricted Subsidiaries.

       "Servicing Secured Indebtedness'' means, Debt of the Company or its Restricted Subsidiaries under any agreement or facility, other than Mortgage Warehouse Debt, that is secured by, among other things, a first priority security interest in Servicing Rights, and is advanced in an amount not to exceed the value of such Servicing Rights.

       "Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1934, as amended, as such Regulation is in effect on the date of the Indenture.

       "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

       "Statistical Release'' means the statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which reports yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Indenture, then such other reasonably comparable index which shall be designated by the Company.

       "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes.

       "Subsidiary" means a Person a majority of the voting power of the voting equity securities, or a majority of the value of the equity interests, of which are owned, directly or indirectly, by the Company and/or by one or more Subsidiaries of the Company.

       "Unrestricted Subsidiary" means any Subsidiary of the Company that the Company has classified as an "Unrestricted Subsidiary" and that has not been reclassified as a Restricted Subsidiary, pursuant to the terms of the Indenture.

       "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or other voting members of the governing body of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

       "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary of the Company of which 100 percent of Capital Stock is owned, directly or indirectly, by the Company or another Wholly Owned Restricted Subsidiary of the Company, including CRIIMI MAE Services Limited Partnership.

                               ARTICLE FOUR
                            EVENTS OF DEFAULT

       SECTION 4.01. ADDITIONAL EVENT OF DEFAULT. Pursuant to Section 301(16) of the Indenture, so long as any of the Notes are Outstanding, the following event shall replace Section 501(c) of the Indenture as an Event of Default with respect to the Notes:"A default in the performance, or breach, of the provisions described in Article Seven of the First Supplemental Indenture or the failure to make or consummate a Change of Control Offer in accordance with the provisions of Section 5.07 of the First Supplemental Indenture."Section

       4.02. NOTICE OF DEFAULT OR EVENT OF DEFAULT. The Company shall deliver written notice to the Trustee within 30 calendar days after any executive officer of the Company becomes aware of the occurrence of any event which constitutes, or with the giving of notice or the lapse of time or both would constitute, a Default or Event of Default, describing such Default or Event of
    Default, its status and what action the Company is taking or proposes to take
  with respect thereto.

                             ARTICLE FIVE

                       COVENANTS OF THE COMPANY

       Pursuant to Section 301(16) of the Indenture, so long as any of the Notes are Outstanding, the Company covenants and agrees, in addition to the covenants and agreements contained in Article Ten of the Indenture, as follows:

       SECTION 5.01. LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, take any of the following actions:(i)declare, pay or set apart any funds for the payment of any dividend on, or make any distribution to holders of, any Capital Stock of the Company (other than dividends or distributions to the extent payable in Qualified Capital Stock or in options, warrants or other rights to acquire such shares of Qualified Capital Stock of the Company);
  (ii)repurchase, redeem or otherwise acquire or retire for value, directly or indirectly, any Capital Stock of the Company or any Restricted Subsidiary of the Company (other than shares of Capital Stock of any Wholly Owned Restricted Subsidiary) or any options, warrants or other rights to acquire such shares of Capital Stock;(iii) declare, pay or set apart any funds for the payment of any dividend on, or make any distribution on any shares of Capital Stock of any Restricted Subsidiary to any Person (other than with respect to any shares of Capital Stock held by the Company or any Wholly Owned Restricted Subsidiary and other than pro rata dividends or distributions on a class of Capital Stock of any Restricted Subsidiary the majority of which is owned by the Company or a Wholly Owned Restricted Subsidiary; provided that no Restricted Subsidiary shall declare or pay such pro rata dividend or distribution on its Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) at a time when it has outstanding Debt owed to the Company or a Wholly Owned Restricted Subsidiary);(iv) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness; or(v) make any Investment in any Person, including an Unrestricted Subsidiary, other than a Permitted Investment;(each of the foregoing actions described in clauses (i) through (v) above, other than any such action that is a Permitted Payment (as defined below), is referred to herein as a "Restricted Payment"), unless immediately after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a Board Resolution), (1) no Default or Event of Default shall have occurred and be continuing, (2) the Company could incur at least $1.00 of additional Debt (other than Permitted Indebtedness) pursuant to Section 5.02 hereof; and
  (3) the aggregate amount of all such Restricted Payments by the Company and its Restricted Subsidiaries declared or made after the Issue Date does not exceed the sum of:(A) (i) so long as the Company maintains its status as a REIT under the Internal Revenue Code of 1986, as amended (the "Code"), 100 percent of the "real estate investment trust taxable income" of the Company as determined under Section 857(b)(2) of the Code or any successor provision computed prior to taking into account any deductions allowed pursuant to
    Section 857(b)(2) of
  the Code and computed after giving effect to any net deficit in "real estate investment trust taxable income" for prior years, whether or not such deficit is deductible as a net operating loss carryforward for the year of determination, accrued on a cumulative basis during the period commencing on October 1, 1997 and ending on the last day of the Company's most recent fiscal quarter ending prior to the date of such Restricted Payment or (ii) in the event the Company no longer qualifies as a REIT under the Code, the sum of
  (a) 50 percent of the aggregate cumulative Adjusted Consolidated Net Income (or if such aggregate cumulative Adjusted Consolidated Net Income shall be a loss, minus 100 percent of such loss) accrued on a cumulative basis during the period commencing on the first day of the fiscal quarter following the failure of the Company to qualify as a REIT under the Code and ending on the last day of the Company's most recent fiscal quarter ending prior to the date of such Restricted Payment, and (b) 100 percent of any cumulative amount available under clause (i) above for the period commencing October 1, 1997 and ending on the last day of the Company's most recent fiscal quarter ending prior to the failure of the Company to qualify as a REIT under the Code (or minus 100 percent of any such amount if a deficit); plus(B) the aggregate of the Net Cash Proceeds received by the Company after October 1, 1997 from the issuance or sale (other than to any of its Restricted Subsidiaries) of Qualified Capital Stock of the Company (including upon the exercise of options, warrants or rights) or warrants, options or rights to purchase shares of Qualified Capital Stock of the Company; plus(C) the aggregate of the Net Cash Proceeds received by the Company after October 1, 1997 from the issuance or sale (other than to any of its Restricted Subsidiaries) of any debt securities or Redeemable Capital Stock that is subsequently converted into or exchanged for Qualified Capital Stock of the Company plus (without duplication) any additional Net Cash Proceeds received by the Company at the time of such conversion or exchange; plus(D) 100 percent of the net reduction in Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances, or other transfers of property (but only to the extent such interest, dividends, repayments or other transfers of property are not included in the calculation of "real estate investment trust taxable income" or Adjusted Consolidated Net Income, as the case may be), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of
    Investments''), not to exceed in the case of any Person the amount of Investments in such Person which were made subsequent to the Issue Date by the Company or any Restricted Subsidiary and which were treated as a Restricted Payment; plus(E) $15 million.

       (b) Notwithstanding paragraph (a) above, the Company and any Restricted Subsidiary may take the following actions so long as (with respect to clauses (ii), (iii), (iv) and (v)) no Default or Event of Default shall have occurred and be continuing (each being referred to as a "Permitted Payment"):

       (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date such declaration complied with the provisions of paragraph (a) above and such payment shall be deemed to have been paid on such date of declaration for purposes of the calculation required by the foregoing paragraph

               (a);(ii) the purchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company;(iii) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of, a substantially concurrent issuance and sale (other than to a Restricted Subsidiary) of shares of Qualified Capital Stock of the Company; and(iv) make any principal payment on, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (referred to herein as the
              "Subordinated Indebtedness being refinanced") in exchange for, or out of the Net Cash Proceeds of a substantially concurrent incurrence (other than to a Restricted Subsidiary) of, Subordinated Indebtedness of the Company so long as (A) the principal amount of such new Subordinated Indebtedness does not exceed the principal amount (or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) of the Subordinated Indebtedness being refinanced, plus the amount of any stated premium (including any Make-Whole Amount) required to be paid in connection with such refinancing pursuant to the terms of the Subordinated Indebtedness being refinanced or the amount of any premium actually paid at such time to refinance the Subordinated Indebtedness as determined in good faith as being necessary by the Company, plus, in either case, the amount of reasonable expenses of the Company incurred in connection with such refinancing, (B) such new Subordinated Indebtedness is subordinated to the Notes to the same extent as the Subordinated Indebtedness being refinanced and (C) (1) if the Subordinated Indebtedness being refinanced has an Average Life to Stated Maturity shorter than that of the Notes or a final Stated Maturity earlier than the final Stated Maturity of the Notes, such new Subordinated Indebtedness shall have an Average Life to Stated Maturity no shorter than the Average Life to Stated Maturity of such refinanced Subordinated Indebtedness and a final Stated Maturity no earlier than the final Stated Maturity of such refinanced Subordinated Indebtedness or (2) in all other cases, each Stated Maturity of principal (or any required repurchase, redemption or sinking fund payments) of such new Subordinated Indebtedness shall be on or after the final Stated Maturity or principal of the Notes; (v) make any distribution which is necessary to maintain the Company's status as a REIT under the Code; and (vi) the repurchase, redemption or other acquisition or retirement for value of shares of Voting Stock of any Restricted Subsidiary owned by Persons in an amount not to exceed 5 percent of the
               economic interest of such Restricted Subsidiary.The actions described in clauses (i), (ii), (iii) and (v) of this paragraph
                 (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph (b) but shall reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a) and that the actions described in clauses (iv) and (vi) of this paragraph (b) shall be Restricted Payments that shall be permitted to be taken in accordance with this paragraph and shall not reduce the amount that would otherwise be available for Restricted Payments under clause (3) of paragraph (a).(c) Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the required calculations were computed.

       SECTION 5.02. LIMITATIONS ON INCURRENCE OF DEBT. The Company will not, and will not permit any Restricted Subsidiary to, incur any Debt (including Acquired Debt), other than Permitted Indebtedness, provided that the Company may incur Debt if at the time of such incurrence either (a) the ratio of Adjusted Earnings Available for Fixed Charges to Adjusted Fixed Charges for the period consisting of the four full consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred (after giving pro forma effect to (i) the incurrence of such Debt and (if applicable) the application of the net proceeds therefrom, including to refinance other Debt, as if such Debt was incurred, and the application of such proceeds occurred, on the first day of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Debt by the Company and its Restricted Subsidiaries since the first day of such four-quarter period as if such Debt was incurred, repaid or retired on the first day of such four-quarter period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such four-quarter period), and
  (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries (including the operations thereof), as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred on the first day of such four-quarter period) shall have been (x) greater than
  1.75 to 1 for the period from the Issue Date to the date that is 18 months following the Issue Date and (y) greater than 2.0 to 1 thereafter or (b) the Adjusted Debt to Capital Ratio on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom as of the end of the quarter most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 2.0 to 1.

       SECTION 5.03. LIMITATION ON AFFILIATE TRANSACTIONS. The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property, any employee compensation arrangements or the rendering of any service) with any Affiliate of the Company or any Affiliate of any of the Company's Restricted Subsidiaries unless the terms thereof (i) are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's length dealings with a Person who is not such an Affiliate, (ii) if such transaction involves an amount in excess of $5 million, (a) are set forth in writing and (b) have been approved by resolution adopted by a majority of the members of the Company's or such Restricted Subsidiary's board of directors having no personal stake in such transaction and (iii) if such transaction involves an amount in excess of $15 million, have been determined (as set forth in a written opinion) by a nationally recognized investment banking firm (or, if nationally recognized investment banking firms do not customarily render opinions with respect to transactions of such type, by a nationally recognized expert with experience in evaluating the terms and conditions of transactions of such type) to be fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be, and the Company shall have delivered to the Trustee the writings, resolutions and/or opinions, as the case may be, required by clauses (ii) and (iii) of this sentence.

       The provisions of the foregoing paragraph shall not apply to
  (i) transactions between or among the Company and any of its Wholly Owned Restricted Subsidiaries or between or among Wholly Owned Restricted Subsidiaries of the Company, (ii) any Restricted Payment or Permitted Payment permitted to be made under Section 5.01 hereof, (iii) customary directors fees and indemnities, (iv) the purchase of any CMBS, Mortgage Loans or servicing rights for Mortgage Loans by the Company or any of its Restricted Subsidiaries in the ordinary course of the Company's or such Restricted Subsidiary's business, (v) any issuance of securities or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company, (vi) the grant of stock options or similar rights to employees and directors of the Company or any of its Restricted Subsidiaries pursuant to plans approved by the Board of Directors of the Company and (vii) the payment of advisory and subadvisory fees to the Company or any Restricted Subsidiary from American Insured Mortgage Investors, American Insured Mortgage Investors L.P.-Series 85, American Insured Mortgage Investors L.P.-Series 86 and American Insured Mortgage Investors L.P.-Series 88.

       SECTION 5.04. LIMITATION ON THE ISSUANCE OR SALE OF CAPITAL STOCK. The Company will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Restricted Subsidiary) and shall not permit any Person (other than the Company or a Restricted Subsidiary) to own any Capital Stock of any Restricted Subsidiary; provided, however, that the foregoing shall not prohibit (a) the issuance and sale of all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary owned by the Company or any Restricted Subsidiary in accordance with the provisions of the Indenture or (b) Capital Stock of a Restricted Subsidiary issued and outstanding on the Issue Date and held by Persons other than the Company or any Restricted Subsidiary or (c) the issuance or sale of Capital Stock of a Restricted Subsidiary to Persons other than the Company or a Restricted Subsidiary in the event that, upon the advice of counsel, the Board of Directors of the Company determines that such issuance or sale is necessary or advisable to maintain the Company's status as a REIT, provided, however, that the Company or a Restricted Subsidiary continues to own at least 95 percent of the economic interest of such Restricted Subsidiary.

       SECTION 5.05. LIMITATION ON THE PLEDGE OF CAPITAL STOCK. The Company will not, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on or with respect to any of the Capital Stock of any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon without making effective provision for securing the Notes (x) equally and ratably with such Debt as to such property for so long as such Debt will be so secured or (y) in the event such Debt is Subordinated Indebtedness, prior to such Debt as to such property for so long as such Debt will be so secured.

       SECTION 5.06. BUSINESS ACTIVITIES. The Company will not, and will not permit any Restricted Subsidiary to, engage in any business, except as set forth in clause (k) of the definition of "Permitted Investments," other than in the usual and ordinary course of the commercial mortgage business and other than which is consistent with the industry standards in the commercial mortgage industry.

       SECTION 5.07. PURCHASE OF NOTES UPON A CHANGE OF CONTROL. (a) If a Change of Control shall occur at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes, in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101 percent of the principal amount thereof, plus accrued interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and the other procedures set forth in this Section 5.07.

       (b) Within 30 calendar days of the date of any Change of Control, the Company, or the Trustee at the request and expense of the Company, shall send to each Holder by first class mail, postage prepaid, a notice prepared by the Company stating:

       (i) that a Change of Control has occurred and a Change of Control offer is being made pursuant to this Section 5.07, and that all Notes that are timely tendered will be accepted for payment;
       (ii) the Change of Control Purchase Price and the Change of Control Purchase Date, which date shall be a date occurring no earlier than 30 calendar days nor later than 60 calendar days subsequent to the date such notice is mailed;
      (iii) that any Notes or portions thereof not tendered or accepted for payment will continue to accrue interest;
       (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest, from and after the Change of Control Purchase Date;
       (v) that any Holder electing to have any Notes or portions thereof purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Notes completed, to the Paying Agent at the address specified in the notice, prior to the close of business on the third Business Day preceding the Change of Control Purchase Date;(vi) that any Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than
             the close of business on the second Business Day preceding the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter, setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing such Holder's election to have such Notes or portions thereof purchased pursuant to the Change of Control Offer;
      (vii) that any Holder electing to have Notes purchased pursuant to the Change of Control Offer must specify the principal amount that is being tendered for purchase, which principal amount at maturity must be $1,000 or an integral multiple thereof;
     (viii) that any Holder whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Note or Notes surrendered, which unpurchased portion will be equal in principal amount to $1,000 or an integral multiple thereof; and(ix) any other information necessary to enable any Holder to tender Notes and to have such Notes purchased pursuant to this Section 5.07.

       (c)  On the Change of Control Purchase Date, the Company shall

            (i) accept for payment any Notes or portions thereof properly tendered pursuant to the Change of Control Offer;
           (ii) irrevocably deposit with the Paying Agent, by 10:00 a.m., New York City time, on such date, in immediately available funds, an amount equal to the Change of Control Purchase Price in respect of all Notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the Trustee the Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof tendered to the Company and accepted for payment. The Paying Agent shall promptly send by first class mail, postage prepaid, to each Holder of Notes or portions thereof so accepted for payment, payment in the amount equal to the Change of Control Purchase Price for such Notes or portions thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

       (d) Upon surrender and cancellation of a Note that is purchased in part pursuant to the Change of Control Offer, the Company shall promptly issue and the Trustee shall authenticate and deliver to the surrendering Holder of such Note, a new Note equal in principal amount to the unpurchased portion of such surrendered Note; provided that each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof.

       (e) The Company shall comply with the requirements of Section 14(e) under the Exchange Act and any other securities laws or regulations, to the extent such laws and regulations are applicable, in connection with the purchase of Notes pursuant to a Change of Control Offer.

       SECTION 5.08. REPORTS. The Company will file on a timely basis with the Securities and Exchange Commission (the "Commission"), to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15 of the Exchange Act. The Company will also be required (a) to file with the Trustee, and provide to each Holder of Notes, without cost to such Holder, copies of such reports and documents within 30 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective holder of Notes promptly upon written request.

       SECTION 5.09. WAIVER OF COVENANTS. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 5.01 to 5.08, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Notes, by act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                              ARTICLE SIX
              RESTRICTED AND UNRESTRICTED SUBSIDIARIES

       SECTION 6.01. DESIGNATION OF UNRESTRICTED SUBSIDIARIES. (a) The Company may designate a Subsidiary (including a newly formed or newly acquired Subsidiary) of the Company or any of its Restricted Subsidiaries as an Unrestricted Subsidiary if such Subsidiary (a "Designation") if (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation, (ii) (A) such Subsidiary has total assets of $1,000 or less or (B) such Subsidiary has total assets of more than $1,000 and an Investment in such Subsidiary in an amount equal to the fair market value of such Subsidiary (the "Designation Amount") would then be permitted under Section 5.01(a) hereof and (iii) the Company would be permitted to incur $1.00 of additional Debt (other than Permitted Indebtedness) pursuant to Section 5.02 at the time of and after giving effect to such Designation. Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of the Company or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary thereof. In the event of any such Designation in accordance with this Section 6.01(a), the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to Section 5.01 for all purposes of the Indenture in the Designation Amount.

       (b) The Company shall not, and shall not permit any Restricted Subsidiary to, at any time (x) provide direct or indirect credit support for or a guarantee of any Debt of any Unrestricted Subsidiary (including of any undertaking, agreement or instrument evidencing such Debt), (y) be directly or indirectly liable for any Debt of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any Debt which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity upon the occurrence of a default with respect to any Debt of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary), except, in the case of clause (x) or
  (y), to the extent permitted under Sections 5.01, 5.02 and 5.03.

       SECTION 6.02. REVOCATION OF UNRESTRICTED SUBSIDIARIES. The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation"), whereupon such Subsidiary shall then constitute a Restricted Subsidiary, if:

       (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation; and

       (ii) all Liens and Debt of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time,
               have been permitted to be incurred for purposes of the Indenture.


       SECTION 6.03. REDESIGNATION OF SUBSIDIARIES. The designation of a Subsidiary as an Unrestricted Subsidiary or the Revocation of an Unrestricted Subsidiary in compliance with Sections 6.01 and 6.02 shall be made by the Board of Directors pursuant to a Board Resolution, which, together with an Officer's Certificate certifying compliance with this Article Six, shall be delivered to the Trustee and
  shall be effective as of the date specified in such Board Resolution, (which shall not be prior to the date such Board Resolution is delivered to the Trustee).

                                    ARTICLE SEVEN

                      MERGER, CONSOLIDATION OR SALE OF ASSETS

        Pursuant to Section 301(16) of the Indenture, so long as any of the Notes are outstanding, the following provision shall replace Section 801 of the Indenture for purposes of the Notes:

       "The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any other Person or Persons, or permit any Restricted Subsidiary to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or Persons, unless at the time and after giving effect thereto
  (a) either (i) if the transaction is a consolidation or merger, the Company will be the continuing corporation or (ii) the Person (if other than the Company) formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or the Person that acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis (the "Surviving Entity") (A) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) will expressly assume, by a supplemental indenture, in form and substance satisfactory to the Trustee, the Company's obligation for the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant of the Indenture or the Notes on the part of the Company to be performed or observed; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating any obligation of the Company or any Restricted Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing, and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (on the assumption that the transaction or series of transactions occurred on the first day of the four-
quarter period immediately prior to the consummation of such transaction or series of transactions with the appropriate adjustments with respect to the transaction or series of transactions being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur at least $1.00 of additional Debt (other than Permitted Indebtedness) under Section 5.02 hereof.

  Neither the Company nor any of its Restricted Subsidiaries may merge with or into, or be consolidated with, an Unrestricted Subsidiary of the Company, except to the extent such Unrestricted Subsidiary has been designated a Restricted Subsidiary, as provided in the Indenture, in advance of or in connection with such transaction."

                                ARTICLE EIGHT

                                MISCELLANEOUS

       SECTION 8.01. APPLICATION OF FIRST SUPPLEMENTAL INDENTURE. Each and every term and condition contained in the First Supplemental Indenture that modifies, amends or supplements the terms and conditions of the Indenture shall apply only to the Notes created hereby and not to any future series of Securities established under the Indenture.

       SECTION 8.02. BENEFITS OF FIRST SUPPLEMENTAL INDENTURE. Nothing contained in this First Supplemental Indenture shall or shall be construed to confer upon any person other than a Holder of the Notes, the Company and the Trustee any right or interest to avail itself or himself, as the case may be, of any benefit under any provision of the In1denture or this First Supplemental Indenture.

       SECTION 8.03. DEFINED TERMS. All capitalized terms which are used herein and not otherwise defined herein are defined in the Indenture and are used herein with the same meanings as Indenture.

       SECTION 8.04. EFFECTIVE DATE. This First Supplemental Indenture shall be effective as of the date first above written and upon the execution and delivery hereof by each of the parties hereto.

       SECTION 8.05. GOVERNING LAW. This First Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

       SECTION 8.06. COUNTERPARTS. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

       SECTION 8.07. SATISFACTION AND DISCHARGE. This Supplemental Indenture shall cease to be of further force and effect upon compliance with Section 401 of the Indenture with respect to the Notes created hereby.

       IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers hereunto duly authorized, all as of the day and year first above written.

                                        CRIIMI MAE INC.


  Dated:  November 21, 1997              By:  /s/ H. William Willoughby
                                            ---------------------------
                                         Name:  H. William Willoughby
                                         Title: President



                                         STATE STREET BANK AND TRUST
                                         COMPANY
                                         as Trustee

  Dated:  November 21, 1997              By: /s/ Susan Freedman
                                            ------------------------
                                         Name: Susan Freedman
                                         Title:Vice President

                                   ACKNOWLEDGMENT

  STATE OF            )
                      )     ss:
  COUNTY OF           )

  On the    day of                 , 1997, before me personally came

  ----------------------------------- to me known, who, being by me duly sworn,
  did depose and say that he is                             of CRIIMI MAE INC.,
                                ----------------------------
  one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

  {Notarial Seal}


  ----------------------------
  Notary Public
  COMMISSION EXPIRES

                                  ACKNOWLEDGMENT

  STATE OF            )
                      )     ss:
  COUNTY OF           )

  On the    day of                 , 1997, before me personally came

  ----------------------------------- to me known, who, being by me duly sworn,
  did depose and say that he is                             of CRIIMI MAE INC.,
                                ----------------------------
  one of the parties described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors.

  {Notarial Seal}


  ----------------------------
  Notary Public
  COMMISSION EXPIRES

  STATE OF            ) ss:
  COUNTY OF           )


       On the      day of November, 1997, before me personally came
                           , to me known, who, being by me duly sworn, did
  -------------------------
  depose and say that he/she is a               of STATE STREET BANK AND TRUST
                                 --------------
  COMPANY, one of the parties described in and which executed the foregoing instrument, and that he/she signed his/her name thereto by authority of the Board of Directors.

  [Notarial Seal]


  -----------------------------
  Notary Public
    Commission Expires

  EXHIBIT A
                                                                CRIIMI MAE INC.
                       9 1/8 percent Senior Notes due 2002
  No. 001                                                    Principal Amount
  CUSIP No. 226603AB4                                        $100,000,000

       UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

       UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

       CRIIMI MAE Inc., a Maryland corporation (the "Issuer," which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of One Hundred Million Dollars on December 1, 2002 (the "Maturity Date"), and to pay interest thereon from November 21, 1997 (or from the most recent Interest Payment Date to which interest has been paid or duly provided for), semiannually in arrears on June 1 and December 1 of each year (each, an "Interest Payment Date"), commencing on June 1, 1998, and on the Maturity Date, at a rate of 9 1/8 percent per annum, until payment of said principal sum has been made or duly provided for.

       The interest so payable and punctually paid or duly provided for on an Interest Payment Date and on the Maturity Date will be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the "Regular Record Date" for such payment, which will be the date 15 calendar days (regardless of whether such day is a Business Day (as defined below)) next preceding such payment date or the Maturity Date, as the case may be. Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall not be less than five Business Days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 15 days preceding such subsequent record date. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

       The principal of this Note payable on the Maturity Date will be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in Boston, Massachusetts with a drop facility maintained in New York, New York. The Issuer hereby initially designates the Corporate Trust Office of the Trustee in Boston, Massachusetts as the office to be maintained by it where Notes may be presented for payment, registration of transfer, or exchange and where notices or demands to or upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

       Interest payable on this Note on any Interest Payment Date and on the Maturity Date, as the case may be, will be the amount of interest accrued during the applicable Interest Period (as defined below).

       An "Interest Period" is each period from and including the immediately preceding Interest Payment Date (or from and including November 21, 1997, in the case of the initial Interest Period) to but excluding the applicable Interest Payment Date or the Maturity Date, as the case may be. If any Interest Payment Date other than the Maturity Date would otherwise be a day that is not a Business Day, any amounts payable on such Interest Payment Date will be paid on the succeeding Business Day with the same force and effect as if it were paid on the date such payment was due. If the Maturity Date falls on a day that is not a Business Day, principal and interest payable on the Maturity Date will be paid on the succeeding Business Day with the same force and effect as if paid on the date such payment was due, and no interest will accrue on the amount so payable for the period from and after the Maturity Date. "Business Day" means any day, other than a Saturday or a Sunday on which banking institutions in New York, New York or Boston, Massachusetts are not required or authorized by law or executive order to close.

       Payments of principal and interest in respect of this Note will be made by U.S. dollar check or by wire transfer (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of $2,000,000, and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date and acknowledged that a wire transfer fee shall be payable) of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

       Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used herein, including on the reverse hereof, and not defined herein or on the reverse hereof shall have the respective meanings given to such terms in the Indenture.

       This Note shall not be entitled to the benefits of the Indenture referred to on the reverse hereof or be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under such Indenture.

       IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its duly authorized officers.


  Dated:  November 21, 1997             CRIIMI MAE INC., as Issuer
                                          By:
                                           -----------------------------------
                                         Its:


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

       This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                        STATE STREET BANK AND TRUST COMPANY

                                        By:
                                           -----------------------------------
                                            Authorized Officer

                                [REVERSE OF NOTE]

                                 CRIIMI MAE INC.
                          9 1/8 percent Senior Notes due 2002

  This security is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Issuer (hereinafter called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of November 21, 1997 as supplemented by the First Supplemental Indenture dated as of November 21, 1997 (as so supplemented, herein called the "Indenture"), duly executed and delivered by the Issuer to State Street Bank and Trust Company, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Issuer, and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture. This Security is one of a series designated as the 9 1/8 percent Senior Notes due 2002 of the Issuer
  (the "Notes"), limited in aggregate principal amount to $100,000,000.

  In case an Event of Default with respect to the 9 1/8 percent Senior Notes due 2002 shall have occurred and be continuing, the principal hereof and Make-Whole Amount (if any) may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

  The Issuer may redeem the Notes, at any time in whole or from time to time in part, at the election of the Issuer, at a redemption price equal to the sum of
  (i) the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes (the "Redemption Price"). Notice of any optional redemption of any Notes will be given to Holders at their addresses, as shown in the security register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Securities held by such Holder to be redeemed. If less than all the Notes are to be redeemed at the option of the Issuer, the Issuer will notify the Trustee at least 45 days prior to giving notice of redemption to the Holders (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Notes to be redeemed and their redemption date. The Trustee shall select, in such manner as it shall deem fair and appropriate, Notes to be redeemed in whole or in part.

       The covenants set forth in Article Five of the First Supplemental Indenture shall be fully applicable to the Notes. The First Supplemental Indenture provides that, subject to certain conditions, if a Change of Control (as defined in the First Supplemental Indenture) occurs, the Issuer shall be required to make a Change of Control Offer (as defined in the First Supplemental Indenture) for all or a specified portion of the Notes.

       The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental Indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental Indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental Indenture shall, without the consent of the Holder of each Security so affected, (i) change the final maturity of any Security, or reduce the principal amount thereof or any premium thereon, or reduce the rate or extend the time of payment of any interest thereon, or impair or affect the rights of any Holder to institute suit for the payment on any Security, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental Indenture, or (iii) reduce the percentage of Securities, the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults thereunder. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in aggregate principal amount outstanding of the Securities of such series (or, in the case of certain defaults or Events of Default, all series of Securities) may on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be) waive any such past default or Event of Default and its consequences, prior to any declaration accelerating the maturity of such Securities, or, subject to certain conditions, may rescind a declaration of acceleration and its consequences with respect to such Securities. The preceding sentence shall not, however, apply to a default in the payment of the principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Security and any securities that may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Security or such other securities.

       As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (a) such Holder shall have previously given the Trustee written notice of a continuing Event of Default, (b) the

  Holders of not less than 25 percent in aggregate principal amount of the Securities
  Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities Outstanding a direction inconsistent with such request, and (c) the Trustee shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, Make-Whole Amount, if any, or interest hereon on or after the respective due dates expressed herein.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and any Make-Whole Amount and interest on this Security in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

       This Security is issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof. Securities may be exchanged for a like aggregate principal amount of Securities of this series of other authorized denominations at the office or agency of the Issuer in Boston, Massachusetts, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge except for any tax or other governmental charge imposed in connection therewith.

       This Security is not subject to a sinking fund requirement.

       Upon due presentment for registration of transfer of Securities at the office or agency of the Issuer in Boston, Massachusetts, a new Security or Securities of the same series of authorized denominations in an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

       No recourse under or upon any obligation, covenant or agreement contained in the Indenture, in any Security or coupon appertaining thereto, or because of any indebtedness evidenced hereby or thereby (including, without limitation, any obligation or indebtedness relating to the principal of, or premium or Make-Whole Amount, if any, interest or any other amounts due, or claimed to be due, on this Security), or for any claim based thereon or otherwise in respect thereof, shall be had against any promoter, as such, or against any past, present or future shareholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

       Prior to due presentation of a Security for registration of transfer, the Issuer, the Trustee, and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Security is registered as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and Make-Whole Amount, if any, and subject to the provisions herein and on the face hereof; interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

       The Indenture and this Security shall be governed by the law of the State of New York, United States of America.

       Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused "CUSIP" numbers to be printed on the Securities of this series as a convenience to the Holders of such Securities. No representation is made as to the correctness or accuracy of such CUSIP numbers as printed on the Securities, and reliance may placed only on the other identification numbers printed hereon.

                   ASSIGNMENT FORM AND CERTIFICATE OF TRANSFER

  To assign this Security fill in the form below:
  (I) or (we) assign and transfer this Security to

  --------------------------------------------------------
  (Insert assignee's social security or tax identification number, if any)

  ----------------------------------
  ----------------------------------
  ----------------------------------
  (Print or type assignee's name, address and zip code)
  Your signature:
                  ---------------------------------
       (Sign exactly as your name appears on the other side of this Security)
  Date:
        ----------------------------
  Signature Guarantee:
                        -----------------------------
  Participant in a recognized Signature
  Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee.)

                         OPTION OF HOLDER TO ELECT PURCHASE

       If you want to elect to have this Note purchased by the Issuer pursuant to Section 5.07 of the First Supplemental Indenture, check the box:

  If you want to elect to have only a part of this Note purchased by the Issuer pursuant to Section 5.07 of the First Supplemental Indenture, state the amount:
  $
    --------------------

  Dated:                        Your signature:
        ----------------                        ----------------------------
(sign exactly as your name appears on the other side of this Security)
  Signature Guarantee:
                       ------------------------------
            Participant in a recognized Signature
            Guarantee Medallion Program (or other
            signature guarantor program reasonably
            acceptable to the Trustee.)

  Exhibit B


                          FORM OF OPINION OF COMPANY'S COUNSEL
                             TO BE DELIVERED PURSUANT TO
                                    SECTION 5(b)

       (1) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

       (2) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, the Underwriting Agreement and the applicable Terms Agreement.

       (3) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction identified in Exhibit B hereto.

       (4) Each Subsidiary has been duly incorporated or formed and is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction of its incorporation or formation, has corporate or limited partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction identified in Exhibit B hereto. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or partnership interest of each Subsidiary has been duly authorized and is validly issued, fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any perfected security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock or partnership interest of any Subsidiary was issued in violation of preemptive or, to our knowledge, any other similar rights of any securityholder of such Subsidiary.


       (5) The authorized, issued and outstanding shares of capital stock of the
  Company is as set forth in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances thereof, if any, contemplated under the Underwriting Agreement and the Terms Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

        Such shares of capital stock have been duly authorized and validly issued by the Company and are fully paid and non-assessable, and none of such shares of capital stock were issued in violation of preemptive or, to our knowledge, any other similar rights of any securityholder of the Company.

       (6) The Underwriting Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company.

       (7) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the Terms Agreement. The Underwritten Securities, when issued and delivered by the
  Company pursuant to the Underwriting Agreement and the Terms Agreement against payment of the consideration therefor specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any statutory preemptive or, to our knowledge, any other similar rights of any securityholder of the Company. No holder of the Underwritten Securities is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Underwritten Securities is in due and proper form and complies with the applicable statutory requirements of the Maryland General
  Corporation Law, with any applicable requirements of the charter or bylaws of the
  Company and with the requirements of the New York Stock Exchange.

       (8) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable
  Terms Agreement. The applicable Preferred Stock, when issued and delivered by the
  Company pursuant to the Underwriting Agreement and such Terms Agreement against payment of the consideration specified in such Terms Agreement, will be validly issued, fully paid and non-assessable and will not be subject to any statutory preemptive or, to our knowledge, any other similar rights of any securityholder of the Company. No holder of such Preferred Stock is or will be subject to personal liability by reason of being such a holder. The form of certificate used to evidence the Preferred Stock is in valid form and complies with the applicable statutory requirements, with any applicable requirements of the charter or by-laws
  of the Company and with the requirements of the New York Stock Exchange. The applicable Articles Supplementary for such Preferred Stock are in full force and effect.

       (9) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable
  Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered against payment of the consideration therefor specified in such Terms Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States. The Underwritten Securities are in the form contemplated by, and each registered holder thereof is entitled to the benefits of, the applicable Indenture.


       (10) The Underwritten Securities have been duly authorized by the Company for issuance and sale pursuant to the Underwriting Agreement and the applicable
  Terms Agreement. The Underwritten Securities, when issued and authenticated in the manner provided for in the applicable Warrant Agreement and delivered against payment of the consideration therefor specified in such Terms Agreement, will
  constitute valid and legally binding obligations of the Company, entitled to the benefits provided by such Warrant Agreement and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.


       (11) Each applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Warrant Agent) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

       (12) The applicable Indenture has been duly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery thereof by the applicable Trustee) constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

       (13) The Underlying Securities have been duly authorized and reserved for issuance by the Company upon exercise of the Common Stock, Preferred Stock, Debt
  Securities or Warrants. The Underlying Securities, when issued upon such conversion, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights of any securityholder of the Company.
  No holder of the Underlying Securities is or will be subject to personal liability by reason of being such a holder. The Underlying Securities have been duly authorized for issuance by the Company upon conversion of the related Preferred tock. The Underlying Securities, when issued and authenticated in the manner provided for in the applicable Indenture and delivered in accordance with the terms of the related Preferred Stock will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in U.S. dollars
  (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments outside the United States.

       (14) The Underwritten Securities being sold pursuant to the Terms Agreement conform, in all material respects, to the legal description thereof contained in the Prospectus and are in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement.

       (15)     The information in the Prospectus under "Description of Capital
  Stock-
  Common Shares" and "Certain United States Federal Income Tax Considerations" and in the Annual Report on Form 10-K under "Legal Proceedings" and "Certain
    Relationships
  and Related Transactions" and in the Registration Statement under Item 15, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects and our opinion set forth under "Certain
  United States Federal Income Tax Considerations" is confirmed.

       (16) The execution, delivery and performance of the Underwriting Agreement, the Terms Agreement and the consummation of the transactions contemplated in the
  Underwriting Agreement and the Terms Agreement (including the issuance and sale of the Underwritten Securities and the use of the proceeds from the sale of the Underwritten Securities as described under the caption "Use of Proceeds") and compliance by the Company with its obligations thereunder (i) to our knowledge, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument identified on Exhibit C hereto which
  Exhibit includes all material agreements and instruments of the Company and its
  Subsidiaries known to us (collectively, the "Material Contracts"), to which the
  Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, except for such conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, (ii) do not and will not result in any violation of the provisions of the charter, by-laws or partnership agreement of the Company or any of its Subsidiaries, and (iii) to our knowledge, based upon our review of those United
  States and Maryland laws, rules and regulations, which in our experience, are normally applicable to transactions of the type contemplated by the Underwriting
  Agreement and the Terms Agreement, do not and will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations except for such violations that would not result in a Material Adverse Effect.

       (17) To our knowledge, (a) neither the Company nor any of the Subsidiaries is in violation of its charter, bylaws or partnership agreement and (b) no default by the Company or any of the Subsidiaries exists in the due performance or observance of any Material Contract.

       (18) To our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries thereof is a party or to which the assets, properties or operations of the Company or any of its Subsidiaries thereof is subject, before or by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated under the Underwriting Agreement, the applicable Terms Agreement or any applicable indenture or the performance by the Company of its obligations thereunder.

      (19) To our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

       (20) To our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

       (21)     The Registration Statement has been declared effective under the
  1933
  Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b). To the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

       (22) The Registration Statement and the Prospectus, excluding the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated by reference therein, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom and each Trustee's Statement of Eligibility on Form T-1 (the "Form T-1s"), as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, as applicable; provided, however, that we express no view as to (i) the financial statements and the financial statement schedules contained or incorporated by reference therein or omitted therefrom (including the notes to the financial statements and the auditors' reports on the financial statements) and (ii) the other financial information contained or incorporated by reference therein or omitted therefrom
  (including the information set forth under "The Portfolio").

       (23) The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules therein or omitted therefrom, as to which we express no opinion), when they became effective or were filed with the
  Commission, as the case may be, complied as to form in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the Commission thereunder; provided, however, that we express no view as to (i) the financial statements and the financial statement schedules contained or incorporated by reference therein or omitted therefrom (including the notes to the financial statements and the auditors' reports on the financial statements) and (ii) the other financial information contained or incorporated by reference therein or omitted therefrom (including the information set forth under
  "The Portfolio").

       (24) No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under the Underwriting Agreement or the Terms Agreement or in connection with the transactions contemplated under the Underwriting Agreement or the Terms Agreement other than under the 1933 Act, the 1933 Act Regulations, the
  1939 Act and the 1939 Act Regulations, which have been obtained, or as may be required under state securities or blue sky laws or regulations.

       (25) Neither the Company nor any of its Subsidiaries is required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

       (26) The Company and CRI Liquidating REIT, Inc. were each organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the Code for each of the taxable years that they have been in existence, and the Company's and CRI Liquidating REIT
  Inc.'s current organization and method of operation will enable them to continue to meet the requirements for qualification as a REIT for each of their subsequent taxable years. The Company's qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels, diversity of stock ownership and the various income and asset qualification tests imposed under the Code. Such operating results may not be reviewed by us as
  Counsel, and accordingly, no assurance can be given that the actual results of the
  Company's operations for any one taxable year will satisfy the requirements under the Code for REIT qualification. Moreover, certain aspects of the Company's operations have not been considered by the courts or the Internal Revenue Service.
  There can be no assurance that the courts or the Internal Revenue Service will agree with our opinion. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time. For a discussion relating the law to the facts, and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussion of federal income tax issues in the sections of the Registration Statement under the headings "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" and "RISK FACTORS -- CERTAIN TAX CONSIDERATIONS."

      In addition to the foregoing opinions, nothing has come to our attention that would lead us to believe that the Registration Statement or any post-effective amendment thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom and for the Form T-1s, as to which we make no statement), at the time the Registration Statement or any post-effective amendment thereto (including the filing of the Company's Annual Report on
  Form 10-K with the Commission) became effective or at the date of the applicable
  Terms Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).